                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2000


                                 LANDACORP, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                  333-87435             94-3346710
 (State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)


            4151 ASHFORD DUNWOODY ROAD, SUITE 505, ATLANTA, GA 30319
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (404) 531-9956


                                       N/A
          (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A amends Items 2 and 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2000 and Item 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2000.

ITEM 2. ACQUISITION OF ASSETS

Acquisition of ProMedex, Inc.

        Effective as of October 27, 2000, the Company acquired the ProMedex business from PMX Holdings, Inc., a leading provider of population and disease management programs and services. The transaction was structured as an asset purchase in which the Company acquired all the assets and liabilities of the ProMedex business in exchange for cash in the amount of $584,375 and 250,000 shares of the Company's Common Stock at a price per share of $2.0625.

        The merger consideration and other terms of the Merger Agreement were determined pursuant to arms-length negotiations between the parties. The funds used for payment of the cash consideration were part of the proceeds of the Company's initial public offering, effective on February 8, 2000.

        The foregoing description of the merger does not purport to be complete, and is qualified in its entirety by the Asset Purchase Agreement which is attached to the Form 8-K filed by the Company on November 13, 2000 as an exhibit, and is incorporated by reference herein.

Acquisition of PatientCentrix, Inc.

        Effective November 2, 2000, Landacorp, Inc. (the "Company") completed its acquisition of PatientCentrix, Inc. ("PatientCentrix"), a leading provider of population management targeting and intervention programs and services. The acquisition was structured as a "reverse triangular merger", whereby PatientCentrix merged with CDMS Acquisition Corporation, a wholly-owned subsidiary of the Company. PatientCentrix continued as the surviving corporation.

        The Company acquired 100% of the outstanding capital stock of PatientCentrix in exchange for $5,850,000 in cash paid to PatientCentrix stockholders and option holders, and 1,157,000 shares of Company Common Stock issued to the stockholders of PatientCentrix. The price of the shares issued was $1.777 based on the average closing price of one share of Company Common Stock as quoted on the Nasdaq Stock Market for the 20 trading days prior to the date of the definitive agreement, which was October 31, 2000. The Company also assumed all the incentive stock options issued by PatientCentrix prior to the date of the definitive agreement. These incentive stock options now represent options to purchase up to 1,582,532 of Company Common Stock with an average exercise price of $1.525. Additionally, contingent upon total contract value of sales for PatientCentrix software and services, capped at $50 million in orders for the twelve months from the date of the definitive agreement; up to $6 million in additional cash will be paid to PatientCentrix shareholders and option holders on a pro rata basis.

        The shares of Company Common Stock that were issued to acquire PatientCentrix are restricted. However, the Company has granted the holder of such shares registration rights, including unlimited "piggy-back" registration rights, subject to any applicable underwriter cut-back, and one demand registration right pursuant to which the holders may demand that Landacorp file a registration statement on Form S-3 to register up to all of their shares of Company Common Stock; provided, however, that such demand right shall only be exercisable on or after the first anniversary of Landacorp's initial public offering, and then, only if the average closing price for one share of the Company's Common Stock for the ten days prior to the date of such exercise, as quoted on the Nasdaq Stock Market, exceeds $7.00.

        Pursuant to the terms of the Merger Agreement, 30% of the shares of the Company's Common Stock and options to purchase the Company's Common Stock issued to employees of PatientCentrix pursuant to the merger are subject to forfeiture in the event of such employee's termination under certain circumstances. The Company has agreed to refund the exercise price paid by an employee with respect to any forfeited shares purchased pursuant to the exercise of an option.

        The merger consideration and other terms of the Merger Agreement were determined pursuant to arms-length negotiations between the parties.

        As part of the transaction, Michael S. Miele, Chief Executive Officer of PatientCentrix, joined the Company's Board of Directors. Immediately after the transaction, Mr. Miele beneficially held 1,056,875 shares of Common Stock of the Company.

        The funds used for payment of the cash consideration were part of the proceeds of the Company's initial public offering, effective on February 8, 2000.

        The foregoing description of the merger does not purport to be complete, and is qualified in its entirety by the Merger Agreement and Registration Rights Agreement which are attached to the Form 8-K filed by the Company on November 17, 2000, as Exhibits 2.1 and 4.1, respectively, and are incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)(1) ProMedex, Inc. Financial Statements (Audited)

        Reports of Independent Accountants

        Balance Sheets as of June 30, 1999 and 2000

        Statements of Operations for the Year Ended June 30, 1999, the Period from July 1, 1999 to April 14, 2000 and the Period from April 15, 2000 to June 30, 2000

        Statements of Stockholder's Equity for the Year Ended June 30, 1999, the Period from July 1, 1999 to April 14, 2000 and the Period from April 15, 2000 to June 30, 2000

        Statements of Cash Flows for the Year Ended June 30, 1999, the Period from July 1, 1999 to April 14, 2000 and the Period from April 15, 2000 to June 30, 2000

        Notes to Financial Statements


(a)(2) ProMedex, Inc. Financial Statements (Unaudited)

        Balance Sheet as of September 30, 2000

        Statements of Operations for the Three Months Ended September 30, 1999 and 2000

        Statements of Cash Flows for the Three Months Ended September 30, 1999 and 2000

        Notes to Financial Statements

(a)(3) PatientCentrix, Inc. Financial Statements (Audited)

        Report of Independent Accountants

        Balance Sheets as of December 31, 1999 and 1998

        Statements of Operations for the Years Ended December 31, 1999 and 1998

        Statements of Stockholder's Equity as of December 31, 1999 and December 31, 1998

        Statements of Cash Flows for the Years Ended December 31, 1999 and 1998

        Notes to Financial Statements

(a)(4) PatientCentrix, Inc. Financial Statements (Unaudited)

        Balance Sheet as of September 30, 2000

        Statements of Operations for the Nine Months Ended September 30, 1999 and 2000

        Statements of Cash Flows for the Nine Months Ended September 30, 1999 and 2000

        Notes to Financial Statements

(b) Pro Forma Condensed Combined Financial Information (Unaudited)

        Overview

        Pro Forma Condensed Combined Balance Sheet as of September 30, 2000

        Pro Forma Condensed Combined Statements of Operations for the Year
        Ended December 31, 1999 and for the Nine Months Ended September 30, 2000

        Notes to Pro Forma Condensed Combined Financial Information

(c) Exhibits - None

PROMEDEX INC.
FINANCIAL STATEMENTS

                        REPORT OF INDEPENDENT ACCOUNTANTS




The Stockholders and Board of Directors of
ProMedex Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of ProMedex Inc. at June 30, 1999 and the results of its operations and its cash flows for the year ended June 30, 1999 and the period from July 1, 1999 to April 14, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the financial statements, on April 14, 2000, PDI Acquisition Corp. acquired the outstanding stock of the Company. The financial statements for the periods subsequent to April 14, 2000 have been prepared on a basis of accounting arising from this acquisition. The financial statements for the year ended June 30, 1999 and for the period from June 30, 1999 to April 14, 2000 are presented on the Company's previous basis of accounting.

As discussed in Note 1 to the financial statements, on October 27, 2000, Landacorp Acquisition Subsidiary, Inc. acquired the assets and assumed certain liabilities of the Company.


/s/ PricewaterhouseCoopers LLP

January 9, 2001
Raleigh, North Carolina

                        REPORT OF INDEPENDENT ACCOUNTANTS




The Stockholders and Board of Directors of
ProMedex Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of ProMedex Inc. at June 30, 2000 and the results of its operations and its cash flows for the period from April 15, 2000 to June 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the financial statements, on April 14, 2000, PDI Acquisition Corp. acquired the outstanding stock of the Company. The financial statements for the periods subsequent to April 14, 2000 have been prepared on a basis of accounting arising from this acquisition. The financial statements for the year ended June 30, 1999 and for the period from June 30, 1999 to April 14, 2000 are presented on the Company's previous basis of accounting.

As discussed in Note 1 to the financial statements, on October 27, 2000, Landacorp Acquisition Subsidiary, Inc. acquired the assets and assumed certain liabilities of the Company.


/s/ PricewaterhouseCoopers LLP

January 9, 2001
Raleigh, North Carolina

PROMEDEX INC.
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                      PREDECESSOR         SUCCESSOR
                                                                      ------------       ------------
                                                                        JUNE 30,           JUNE 30,
                                ASSETS                                    1999               2000
                                                                      ------------       ------------
Current assets:
   Cash and cash equivalents                                          $    243,731       $    300,546
   Accounts receivable, net                                                371,633          1,245,235
   Inventory, net                                                           87,691            253,955
   Prepaid expenses                                                        120,624            150,237
                                                                      ------------       ------------
             Total current assets                                          823,679          1,949,973

Furniture and equipment, net                                               394,399          1,117,873
Deposits and other assets                                                   50,992            116,398
                                                                      ------------       ------------

             Total assets                                             $  1,269,070       $  3,184,244
                                                                      ============       ============

               LIABILITIES, MANDATORILY REDEEMABLE
            PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                                   $    712,835       $  1,564,046
   Accrued expenses                                                         19,090            201,050
   Intercompany payable to parent                                               --          1,869,917
   Line of credit                                                               --            700,000
   Notes payable to stockholders                                           103,865              3,565
   Deferred revenues                                                       797,668          1,239,218
                                                                      ------------       ------------
             Total current liabilities                                   1,633,458          5,577,796

Mandatorily redeemable Series A preferred stock (Liquidation
  value of $6,332,895 at June 30, 1999)                                  4,589,320                 --
Mandatorily redeemable preferred stock issued by PDI
  (Liquidation value of $8,699,544 at June 30, 2000)                            --         29,230,471

Commitments (Note 6)

Stockholders' deficit:
   Common stock, $.001 par value; 9,000,000 shares authorized;
     1,613,920 and 0 shares issued and outstanding
     at June 30, 1999 and 2000, respectively                                 1,614                 --
   Investment from PDI                                                          --         74,904,554
   Additional paid-in capital                                               98,589                 --
   Accumulated deficit                                                  (5,053,911)      (106,528,577)
                                                                      ------------       ------------
             Total stockholders' deficit                                (4,953,708)       (31,624,023)
                                                                      ------------       ------------

             Total liabilities, mandatorily redeemable preferred
                stock and stockholders' deficit                       $  1,269,070       $  3,184,244
                                                                      ============       ============


   The accompanying notes are an integral part of these financial statements.

PROMEDEX INC.
STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------


                                                   PREDECESSOR             |    SUCCESSOR
                                        ---------------------------------- | -----------------
                                            FOR THE         PERIOD FROM    |   PERIOD FROM
                                          YEAR ENDED      JULY 1, 1999 TO  | APRIL 15, 2000 TO
                                         JUNE 30, 1999    APRIL 14, 2000   |  JUNE 30, 2000
                                        ----------------  ---------------- | -----------------
                                                                           |
Revenues                                 $  1,588,133       $  1,606,805   |   $     989,403
                                                                           |
Cost of revenues                              520,583          1,384,987   |         943,972
                                         ------------       ------------   |   -------------
                                                                           |
Gross profit                                1,067,550            221,818   |          45,431
                                         ------------       ------------   |   -------------
                                                                           |
Operating expenses:                                                        |
   Sales and marketing                        235,957          1,069,493   |         376,670
   General and administrative               2,905,494          3,049,196   |       1,103,849
   Research and development                 1,008,451          1,101,035   |         542,511
   Goodwill amortization                           --                 --   |       4,356,230
   Asset impairment                                --                 --   |     100,193,292
                                         ------------       ------------   |   -------------
       Operating expenses                   4,149,902          5,219,724   |     106,572,552
                                         ------------       ------------   |   -------------
                                                                           |
       Operating loss                      (3,082,352)        (4,997,906)  |    (106,527,121)
                                                                           |
Interest income (expense):                                                 |
   Interest income                             20,323             22,937   |           3,032
   Interest expense                                --            (33,977)  |          (4,488)
                                         ------------       ------------   |   -------------
     Interest income (expense), net            20,323            (11,040)  |          (1,456)
                                                                           |
       Net loss                            (3,062,029)        (5,008,946)  |    (106,528,577)
                                                                           |
Accretion of mandatorily redeemable                                        |
   preferred stock                            608,553            357,144   |              --
                                         ------------       ------------   |   -------------
                                                                           |
       Net loss available to                                               |
           common stockholders           $ (3,670,582)      $ (5,366,090)  |   $(106,528,577)
                                         ============       ============   |   =============

   The accompanying notes are an integral part of these financial statements.

PROMEDEX INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
--------------------------------------------------------------------------------



                                                                   COMMON STOCK                ADDITIONAL
                                                          ------------------------------        PAID-IN          INVESTMENT
                                                             SHARES            AMOUNT           CAPITAL           FROM PDI
                                                          ------------      ------------      ------------       ------------
PREDECESSOR:
Balance at June 30, 1998                                     1,343,500      $      1,344      $      3,091       $         --

   Accretion of Series A mandatorily
     redeemable preferred stock                                     --                --          (608,553)                --
   Exercise of common stock options                             20,141                20             6,022                 --
   Exercise of common stock warrants                           250,279               250           698,029                 --
   Net loss                                                         --                --                --                 --
                                                          ------------      ------------      ------------       ------------

Balance at June 30, 1999                                     1,613,920             1,614            98,589                 --

   Shares issued in connection with the sale of
     Series B mandatorily redeemable preferred stock            13,743                13            24,724                 --
   Exercise of common stock options                              1,750                 2             1,748                 --
   Deferred compensation related to common stock
     options granted                                                --                --           211,370                 --
   Amortization of deferred compensation                            --                --                --                 --
   Accretion of Series A and Series B mandatorily
     redeemable preferred stock                                     --                --          (336,431)                --

   Net loss                                                         --                --                --                 --
                                                          ------------      ------------      ------------       ------------

Balance at April 14, 2000                                    1,629,413      $      1,629      $         --       $         --
                                                          ------------      ------------      ------------       ------------

-----------------------------------------------------------------------------------------------------------------------------

SUCCESSOR:
   Purchase of outstanding stock by PDI on
     April 14, 2000                                                 --      $         --      $         --       $ 74,904,554
   Net loss                                                         --                --                --                 --
                                                          ------------      ------------      ------------       ------------

Balance at June 30, 2000                                            --      $         --      $         --       $ 74,904,554
                                                          ============      ============      ============       ============


                                                                                                    TOTAL
                                                            DEFERRED         ACCUMULATED        STOCKHOLDERS'
                                                          COMPENSATION          DEFICIT            DEFICIT
                                                          ------------       ------------       ------------
PREDECESSOR:
Balance at June 30, 1998                                  $         --       $  (1,991,882)     $  (1,987,447)

   Accretion of Series A mandatorily
     redeemable preferred stock                                     --                  --           (608,553)
   Exercise of common stock options                                 --                  --              6,042
   Exercise of common stock warrants                                --                  --            698,279
   Net loss                                                         --          (3,062,029)        (3,062,029)
                                                          ------------       -------------      -------------

Balance at June 30, 1999                                            --          (5,053,911)        (4,953,708)

   Shares issued in connection with the sale of
     Series B mandatorily redeemable preferred stock                --                  --             24,737
   Exercise of common stock options                                 --                  --              1,750
   Deferred compensation related to common stock
     options granted                                          (211,370)                 --                 --
   Amortization of deferred compensation                        13,700                  --             13,700
   Accretion of Series A and Series B mandatorily
     redeemable preferred stock                                     --             (20,713)          (357,144)

   Net loss                                                         --          (5,008,946)        (5,008,946)
                                                          ------------       -------------      -------------

Balance at April 14, 2000                                 $   (197,670)      $ (10,083,570)     $ (10,279,611)
                                                          ------------       -------------      -------------

-------------------------------------------------------------------------------------------------------------

SUCCESSOR:
   Purchase of outstanding stock by PDI on
     April 14, 2000                                       $         --       $          --      $  74,904,554
   Net loss                                                         --        (106,528,577)      (106,528,577)
                                                          ------------       -------------      -------------

Balance at June 30, 2000                                  $         --       $(106,528,577)     $ (31,624,023)
                                                          ============       =============      =============

   The accompanying notes are an integral part of these financial statements.

PROMEDEX INC.
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                              PREDECESSOR                 |       SUCCESSOR
                                                     -----------------------------------  |  ------------------
                                                                           PERIOD FROM    |     PERIOD FROM
                                                      YEAR ENDED         JULY 1, 1999 TO  |  APRIL 15, 2000 TO
                                                     JUNE 30, 1999        APRIL 14, 2000  |    JUNE 30, 2000
                                                     --------------       --------------  |  -------------------
                                                                                          |
Cash flows from operating activities:                                                     |
   Net loss                                          $   (3,062,029)      $   (5,008,946) |    $ (106,528,577)
   Adjustments to reconcile net loss to                                                   |
     net cash used in operating                                                           |
     activities                                                                           |
     Depreciation                                            95,612              163,365  |            96,737
     Amortization of goodwill                                    --                   --  |         4,356,230
     Asset impairment                                            --                   --  |       100,193,292
     Amortization of deferred compensation                       --               13,700  |                --
     Changes in assets and liabilities:                                                   |
       Accounts receivable                                 (177,073)            (518,887) |          (354,715)
       Inventory                                            (64,783)            (217,483) |            51,219
       Prepaid expenses                                    (118,126)             119,389  |          (149,002)
       Deposits and other assets                            (26,379)            (199,521) |           134,115
       Accounts payable                                      32,035              644,808  |           206,403
       Accrued expenses                                      72,616              189,409  |            (7,449)
       Deferred revenues                                    797,668              131,526  |           310,024
                                                     --------------       --------------  |    --------------
             Net cash used in operating                                                   |
                activities                               (2,450,459)          (4,682,640) |        (1,691,723)
                                                     --------------       --------------  |    --------------
                                                                                          |
Cash flows from investing activities:                                                     |
   Purchases of furniture and equipment                    (332,478)            (702,771) |          (280,805)
                                                     --------------       --------------  |    --------------
             Net cash used in investing                                                   |
                activities                                 (332,478)            (702,771) |          (280,805)
                                                     --------------       --------------  |    --------------
                                                                                          |
Cash flows from financing activities:                                                     |
   Proceeds from convertible notes                                                        |
     payable to stockholders                                101,057            1,080,215  |                --
   Payments for stockholder loan                                 --                1,600  |               600
   Proceeds from issuance of stock, net                   1,954,806            3,760,672  |                --
   Proceeds from line of credit                                  --              500,000  |           200,000
   Proceeds from intercompany payable to parent                  --                   --  |         1,869,917
   Proceeds from exercise of warrants                       698,279                   --  |                --
   Proceeds from exercise of stock                                                        |
     options                                                  6,042                1,750  |                --
                                                     --------------       --------------  |    --------------
             Net cash provided by                                                         |
                financing activities                      2,760,184            5,344,237  |         2,070,517
                                                     --------------       --------------  |    --------------
                                                                                          |
             Net increase (decrease) in                                                   |
                cash and cash equivalents                   (22,753)             (41,174) |            97,989
                                                                                          |
Cash and cash equivalents:                                                                |
   Beginning of period                                      266,484              243,731  |           202,557
                                                     --------------       --------------  |    --------------
                                                                                          |
   End of period                                     $      243,731       $      202,557  |    $      300,546
                                                     ==============       ==============  |    ==============

   The accompanying notes are an integral part of these financial statements.

PROMEDEX INC.
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



                                                                       PREDECESSOR             |        SUCCESSOR
                                                            ---------------------------------  |  ------------------
                                                                               PERIOD FROM     |     PERIOD FROM
                                                             YEAR ENDED       JULY 1, 1999 TO  |  APRIL 15, 2000 TO
                                                            JUNE 30, 1999      April 14, 2000  |    June 30, 2000
                                                            --------------     --------------  |  -------------------
                                                                                               |
Supplemental disclosure of cash flow information:                                              |
   Cash paid during the year for interest                   $           --      $       13,737 |    $        5,427
                                                                                               |
Supplemental non-cash financing information:                                                   |
   Accretion of mandatorily redeemable                                                         |
     preferred stock                                        $      608,553      $      357,144 |    $           --
   Conversion of convertible notes into Series B            $           --      $    1,182,715 |    $           --
     mandatorily redeemable preferred stock                                                    |
   Non-cash offering costs related to sale of Series B      $           --      $       24,737 |    $           --


   The accompanying notes are an integral part of these financial statements.

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    ORGANIZATION

      ProMedex Inc. (the "Company" or "ProMedex") is a North Carolina corporation engaged in the development, commercialization and implementation of health care services aiming at reducing health risks, improving clinical outcomes, and reducing health care utilization. These improved outcomes are achieved through self-evaluation, tailored education and targeted enrollment in self-management training programs. These services are marketed to managed care organizations and self-insured employers. The Company incorporated and began operations in June 1996.

      On April 14, 2000, all of the issued and outstanding shares of the Company were acquired by PDI Acquisition Corp. ("PDI"), a wholly-owned subsidiary of Physician Dynamics, Inc., in exchange for PDI stock and stock options and warrants to purchase PDI stock. The acquisition by PDI has been accounted for using the purchase method of accounting. Each share of common stock in the Company and each common stock option and warrant were converted into .872 shares of PDI common stock, while each share of Series A or Series B preferred stock in the Company was converted into .291 shares of PDI Series B preferred stock. The estimated fair market value of the PDI stock, options and warrants exchanged for existing stock, options and warrants of the Company was $104,135,025; this amount was allocated between mandatorily redeemable preferred stock and stockholders' equity using the estimated fair market values of the securities. The net liabilities assumed by PDI on April 14, 2000 were as follows:

         Current assets                                                     $ 1,399,487
         Furniture and equipment                                                933,804
         Other non-current assets                                               250,513
                                                                            -----------
                                                                              2,583,804

         Total liabilities                                                    2,998,301
                                                                            -----------
                  Net liabilities assumed at April 14, 2000                 $  (414,497)
                                                                            ===========

      The excess of the purchase price plus the estimated fair value of net liabilities assumed totaled $104,549,522 and was recorded as goodwill and was being amortized over five years. Amortization expense for the period from April 15, 2000 to June 30, 2000 totaled $4,356,230. During June 2000, the estimated fair value of PDI stock declined significantly, PDI abandoned plans for an initial public offering, and PDI began efforts to seek additional funding, which were ultimately unsuccessful. Accordingly, PDI commenced liquidation proceedings in December 2000. These events adversely impacted the current operations and prospects of ProMedex. As a result, in accordance with the Company's policy regarding long-lived assets, management evaluated the recoverability of the goodwill balance and the Company recorded an impairment charge of $100,193,292 during June 2000. This impairment was subsequently confirmed by the sale of ProMedex in October 2000 (see below).

      The financial statements for the periods subsequent to April 14, 2000 have been prepared on a basis of accounting arising from this acquisition. The financial statements of the Company for the year ended June 30, 1999 and period from July 1, 1999 to April 14, 2000 are presented on the Company's previous basis of accounting.

      On October 18, 2000, PMX Holdings, Inc. ("PMX"), an existing PDI preferred stockholder and former ProMedex preferred stockholder, purchased all of the assets and assumed certain liabilities of the Company. PMX paid $325,000 in cash and issued 10% of its outstanding stock to PDI.

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      On October 27, 2000, Landacorp Acquisition Subsidiary ("Landacorp"), a wholly-owned subsidiary of Landacorp, Inc., purchased all of the assets and assumed certain liabilities of the Company from PMX. The total purchase price paid to PMX totaled $1,100,000, which consisted 250,000 shares of Landacorp Inc. common stock (valued at $515,625 on October 27, 2000) and $584,375 in cash.

      At June 30, 2000, the Company had an accumulated deficit of $106,528,577 and a net working capital deficiency of $3,627,823. For the period from July 1, 1999 to April 14, 2000 and for the period from April 15, 2000 to June 30, 2000, the Company incurred net losses of $5,008,946 and $106,528,577, respectively, and incurred negative cash flows from operations of $4,682,640 and $1,691,723, respectively. Management expects operating losses and negative cash flows from operations to continue for the foreseeable future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


2.    SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION The Company's revenues are derived from development, implementation and management of continuing medical education programs. The Company recognizes revenue related to fixed-fee contracts on a percentage of completion basis as the services to be provided by the Company, as defined by the customer contracts, are provided. When the current estimates of total contract revenue and contract costs indicates a loss, the Company records a provision for the estimated loss on the contract. The Company did not record any contract losses for the year ended June 30, 1999, the period from July 1, 1999 to April 14, 2000, or the period from April 15, 2000 to June 30, 2000. Deferred revenues consist of amounts billed in excess of revenue recognized. For contracts in which fees are based upon the number of patients enrolled in the continuing medical education program and the Company is unable to predict its future pattern of performance, the revenue is recognized ratably over the term of the contract. Revenues are recorded net of potential credits until the time period in which credits can be issued elapses.

      COST OF REVENUE
      Cost of revenue consists of salaries and benefits of all personnel involved in the implementation and management of the continuing medical education programs, as well as the acquisition costs of the educational and other materials provided during the program.

      CONCENTRATION OF CREDIT RISK
      Concentrations of credit risk that arise from financial instruments exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. An allowance for uncollectible accounts is provided in an amount equal to the estimated collection losses of accounts receivable. The allowance is based on historical collection experience and a review of the current status of the existing receivables. Management recorded an allowance for doubtful accounts totaling $0 and $25,738 as of June 30, 1999 and 2000, respectively.

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      One customer accounted for 21% of the gross accounts receivable balance at June 30, 1999 and 32% of total revenues for the year ended June 30, 1999. At June 30, 2000, one customer accounted for 80% of the gross accounts receivable balance. Two customers accounted for 43% and 24% of total revenues for the period from July 1, 1999 to April 14, 2000, respectively, and 20% and 24% of total revenues for the period from April 15, 2000 to June 30, 2000, respectively.

      CASH AND CASH EQUIVALENTS
      Cash and cash equivalents included all short-term, highly-liquid investments with maturities of three months or less when purchased.

      INVENTORY
      The costs of educational and other materials provided to patients and for packaging these materials for distribution are capitalized as inventory using the weighted-average cost method and are charged to cost of revenues upon shipment. Management periodically evaluates the realizability of the inventory based on ongoing programs and records a reserve for obsolescence when necessary.

      FURNITURE AND EQUIPMENT
      Furniture and equipment is stated at cost and depreciation is recorded using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

           Furniture and fixtures         7 years
           Computer equipment             3 years

      Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives.

      GOODWILL
      Goodwill represents the excess of the PDI purchase price plus the fair value of net liabilities assumed by PDI and is amortized over five years. The Company periodically reviews goodwill to assess recoverability of the balance from expected future undiscounted cash flows. Goodwill amortization expense for the period from April 15, 2000 to June 30, 2000 totaled $4,356,230.

      IMPAIRMENT OF LONG-LIVED ASSETS The Company evaluates the recoverability of its furniture and equipment and goodwill when circumstances indicate that an event of impairment may have occurred in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("SFAS No. 121"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets or the business to which such assets relate. Impairment is measured based on the difference between the carrying value of the related assets or businesses and the discounted future cash flows of such assets or businesses. Impairment charges totaled $0, $0 and $100,193,292 during the year ended June 30, 1999, the period from July 1, 1999 to April 14, 2000 and the period from April 15, 2000 to June 30, 2000, respectively.

      RESEARCH AND DEVELOPMENT
      Research and development costs consist of costs, primarily comprised of salaries for Company personnel, to develop the continuing medical education programs and are expensed as incurred.

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      FAIR VALUE OF FINANCIAL INSTRUMENTS
      Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires the Company to disclose estimated fair values of its financial instruments. The Company's financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable, whose carrying value approximates fair value because of their short maturity, and notes payable, whose carrying value approximates fair value because its interest rate approximates current market rates. The Company's remaining assets and liabilities are not considered financial instruments.

      ACCOUNTING FOR STOCK-BASED COMPENSATION
      The Company accounts for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), which states that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the Company's common stock on the grant date. In the event that stock options are granted at a price lower than the fair market value at that date, the difference between the fair market value of the Company's common stock and the exercise price of the stock option is recorded as deferred compensation. Deferred compensation is amortized to compensation expense over the vesting period of the stock option. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), as it relates to stock options granted to employees, which requires pro forma net losses be disclosed based on the fair value of the options granted at the date of the grant. Stock options or warrants granted to non-employees are accounted for in accordance with SFAS No. 123, which requires these options and warrants be valued using an option valuation model and the resulting charge is recognized as services are performed. The Company recorded deferred compensation of $0, $211,370 and $0 during the year ended June 30, 1999, the period from July 1, 1999 to April 14, 2000, and the period from April 15, 2000 to June 30, 2000, respectively, relating to option grants to non-employees. The Company recognized compensation expense related to amortization of deferred compensation of $0, $13,700 and $0 during the year ended June 30, 1999, the period from July 1, 1999 to April 14, 2000 and the period from April 15, 2000 to June 30, 2000, respectively.

      ADVERTISING EXPENSE
      Advertising costs are expensed as incurred and totaled $8,174, $4,606 and $3,214 for the year ended June 30, 1999, the period from July 1, 1999 to April 14, 2000 and the period from April 15, 2000 to June 30, 2000, respectively.

      INCOME TAXES
      The Company records income taxes using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established where necessary to reduce deferred tax assets to the amounts expected to be realized.

      COMPREHENSIVE INCOME (LOSS)
      Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in the financial statements. Comprehensive income, as defined, includes all changes in

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      equity during a period from non-owner sources. The Company has no items of other comprehensive income during the years ended June 30, 1999 or 2000.

      RECENT ACCOUNTING PRONOUNCEMENTS
      In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as "derivatives"), and for hedging activities. SFAS No. 133, as amended by SFAS No. 137 and 138, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, with earlier application encouraged. The Company does not currently, nor does it intend in the future, to use derivative instruments and therefore does not expect that the adoption of SFAS No. 133 will have any impact on its financial position or the results of operations.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B to defer the effective date of implementation of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999 with earlier application encouraged. The Company will implement SAB
      101 during fiscal 2001 and does not expect the implementation to have a material impact on the Company's results of operations.

      In March 2000, the FASB issued Interpretation No. 44, ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of APB 25." This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000; the Company will adopt the provisions of FIN 44 in fiscal 2001 and does not expect the implementation to have a material impact on the Company's results of operations.

3.    FURNITURE AND EQUIPMENT

      Furniture and equipment consists of the following at June 30:


                                        1999              2000

    Furniture and fixtures           $   102,197       $   381,760
    Computer equipment                   416,741         1,120,754
                                     -----------       -----------
                                         518,938         1,502,514
    Less: accumulated depreciation      (124,539)         (384,641)
                                     -----------       -----------
                                     $   394,399       $ 1,117,873
                                     ===========       ===========


PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.    INVENTORY

      Inventory consists of the following at June 30:

                                      1999           2000

Finished goods                     $      --      $  17,548
Raw materials                         87,691        266,407
                                   ---------      ---------
                                      87,691        283,955
     Less: inventory reserve              --        (30,000)
                                   ---------      ---------

         Total inventory, net      $  87,691      $ 253,955
                                   =========      =========

5.  ACCRUED EXPENSES

    Accrued expenses consist of the following at June 30:


                                              1999          2000

    Accrued compensation                    $  7,090      $114,263
    Other                                     12,000        86,787
                                            --------      --------
                Total accrued expenses      $ 19,090      $201,050
                                            ========      ========

6.    LEASE OBLIGATIONS

      The Company leases various office furniture and office space under noncancelable operating leases expiring through 2003. Rent expense for operating leases was $344,428, $234,772 and $43,376 for the year ended June 30, 1999, the period from July 1, 2000 to April 14, 2000 and the period from April 15, 2000 to June 30, 2000, respectively. Future lease payments under operating leases as of June 30, 2000 are as follows:



2001                                           $374,358
2002                                            155,597
2003                                            137,471
                                               --------

     Total minimum lease payments              $667,426
                                               ========

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.    LINE OF CREDIT

      During the period from July 1, 2000 to April 14, 2000, the Company obtained a line of credit with a financial institution. Under the terms of this line of credit, the Company could borrow up to $1,000,000, of which $700,000 had been drawn as of June 30, 2000. The line of credit bears interest at a rate per annum of prime rate plus 3% (12.5% at June 30, 2000). The Company incurred interest expense totaling $33,023 and $4,417 during the periods from July 1, 1999 to April 14, 2000 and April 15, 2000 to June 30, 2000, respectively.


8.    INCOME TAXES

      No provision for federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.

      Significant components of the Company's deferred tax assets and liabilities at June 1999 and 2000 consist of the following:


                                                            1999              2000
    Deferred tax assets:
      Domestic net operating loss carryforwards          $ 1,923,834       $ 4,543,004
      Deferred revenue                                            --            31,668
      Research and development credit                         70,980            70,980
      Other                                                    9,824            35,714
                                                         -----------       -----------
                Total deferred tax assets                  2,004,638         4,681,366
                Valuation allowance for deferred assets   (2,004,638)       (4,681,366)
                                                         -----------       -----------

                Net deferred tax assets                  $        --       $        --
                                                         ===========       ===========

      As of June 30, 1999 and 2000, the Company has provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured. As of June 30, 2000 the Company has federal and state net operating loss carryforwards of approximately $11,763,000. These net operating loss carryforwards begin to expire in 2011. The utilization of the federal net operating loss carryforward may be subject to limitation under the rules regarding a change in stock ownership as determined by the Internal Revenue Code.

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes as follows:


                                                                      PREDECESSOR                       |         SUCCESSOR
                                                 ----------------------------------------------------   |  -----------------------
                                                                                   PERIOD FROM          |       PERIOD FROM
                                                        YEAR ENDED               JULY 1, 1999 TO        |   APRIL 15, 2000 TO
                                                       JUNE 30, 1999              APRIL 14, 2000        |     JUNE 30, 2000
                                                 ----------------------      ------------------------   |  ------------------------
EFFECTIVE RATE                                             0%                          0%               |             0%
                                                 ------------                ------------               |  -------------
                                                                                                        |
United States Federal tax at statutory rate      $(1,041,090)     34.0%      $(1,703,042)       34.0%   |  $(33,955,585)     34.0%
                                                                                                        |
State taxes (net of Federal benefit)                (150,431)      4.9%         (214,469)        4.3%   |       (91,317)      0.1%
Change in valuation reserves                       1,219,538       1.2%        1,913,377       -38.2%   |       763,351      -0.8%
Asset impairment                                          --       0.0%               --         0.0%   |    31,801,589     -31.8%
Nonductible goodwill amortization                         --       0.0%               --         0.0%   |     1,481,118      -1.5%
Research and development credit                      (35,841)    -39.8%               --         0.0%   |            --       0.0%
Other                                                  7,824      -0.3%            4,134        -0.1%   |           844       0.0%
                                                 -----------      ----       -----------        ----    |  ------------      ----
                                                                                                        |
Provision for income taxes                       $        --       0.0%      $        --         0.0%   |  $         --       0.0%
                                                 ===========      ====       ===========        ====    |  ============      ====



9.    MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

      During the period from July 1, 1999 to April 14, 2000, the Company's Articles of Incorporation were amended to authorize 9,000,000 shares of common stock with a par value of $.001 and 5,537,634 shares of preferred stock. The authorized preferred stock includes 1,537,634 shares which have been designated as Series A Mandatorily Redeemable Preferred Stock ("Series A") and 4,000,000 shares which have been designated Series B Mandatorily Redeemable Preferred Stock ("Series B").

      During the years ended June 30, 1998 and 1999, the Company sold 741,935 and 716,846 shares, respectively, of Series A at $2.79 per share. Proceeds, net of issuance costs of $45,194 and $44,058, respectively, totaled $2,025,961 and $1,954,806, respectively. Associated with the fiscal year 1999 sale, the Company granted 21,505 shares of Series A to the broker used by the Company and 57,348 shares of Series A to an existing shareholder. The value of these shares were treated as a cost of raising capital.

      During the period from July 1, 1999 to April 14, 2000, the Company sold 1,362,005 shares of Series B at $2.79 per share. Proceeds, net of issuance costs of $64,755, totaled $3,735,935. In conjunction with this sale, the Company issued 13,743 shares of common stock and 3,595 shares of Series B to existing shareholders. The value of these additional shares were treated as a cost of raising capital. In addition, from June 1999 to November 1999, the Company entered into Convertible Promissory Note Agreements (the "Notes") with certain shareholders from which the Company received $1,182,715. These notes converted into 423,912 shares of Series B in November 1999.

      The following is a summary of the rights, preferences and terms of the Company's outstanding series of common and preferred stock:

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Redemption
      The Company could be required to redeem the Series A and Series B shares from the holders of Series A and Series B (the "Holders") upon receipt of written request from Holders of shares representing at least 40% of the aggregate number of shares of common stock issuable upon conversion. Redemption may first be made by the Holders on October 31, 2005. Redemption is limited to 50% of the shares outstanding on October 31, 2005 with the remaining shares redeemable one year from that date. The redemption price is equal to $2.79 per share, plus any accrued and unpaid dividends. The carrying value of the Company's mandatorily redeemable preferred stock is being accreted to its redemption price over the redemption period using the effective interest rate method.

      Liquidity
      In the event of any liquidation, the holders of Series A and Series B shall be entitled to receive a cash payment per share equal to the greater of (i) the sum of the amount originally paid by the shareholder and all accrued but unpaid dividends and (ii) such amount as would have been payable had such shares been converted to common stock.

      Carrying Value
      The preferred shares were initially recorded at the total net proceeds received by the Company upon issuance. The difference between the total net proceeds at issuance and the total redemption price is charged to stockholders' equity (deficit) over the period from issuance until redemption first becomes available using the effective interest rate method. For the year ended June 30, 1999 and the period from July 1, 1999 to April 14, 2000, accretion charges totaled $608,553 and $357,144, respectively. Accretion ceased at April 14, 2000 as the preferred shareholders redeemed the Series A or Series B shares for PDI stock.

      Conversion
      Each share of Series A and Series B can be converted to common stock at the option of the holder at a one for one conversion rate, subject to adjustment for stock. Each share of preferred stock will be automatically converted into shares of common stock upon closing of an underwritten public offering in which net proceeds to the Company exceed $15 million and the per share price is not less than $13.95.

      Dividends
      Holders of Series A and Series B are entitled to receive, when and as declared by the Board of Directors, cumulative dividends at the rate of seven percent of the original purchase price per annum on each outstanding share of preferred stock. No such dividends have been declared as of April 14, 2000.

      Voting
      Each holders of outstanding shares of preferred stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares are convertible.

      Mandatorily Redeemable Preferred Stock Issued by PDI
      On April 14, 2000, preferred stockholders of the Company received shares of PDI Series B Mandatorily Redeemable Preferred Stock ("PDI Series B") in exchange for their existing shares of Series A and B. PDI has authorized 1,500,000 shares of PDI Series B. Holders of PDI Series B have the right to receive cumulative dividends when and if declared by the PDI board of directors in an amount not to exceed $0.45 per share in any fiscal year. In the event of liquidation, dissolution or winding up of PDI, holders of PDI Series B have the right to receive an amount in cash equal to $9.00 per share, adjusted for stock splits, stock dividends and recapitalizations, plus any accrued and unpaid dividends. Each PDI Series B share will automatically convert to three shares of PDI common stock based on provisions set forth in the acquisition agreement between the Company and PDI. Holders of PDI Series B shall have one vote for each share of common stock into which their PDI Series B shares are convertible. If a liquidating event shall not have occurred prior to January 30, 2004, the Corporation shall, at the request of the holders of the PDI Series B, redeem the outstanding shares of the

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      PDI Series B for a redemption price, payable in cash, equal to the greater of (i) $9.00 per share plus any accrued and unpaid dividends or (ii) the appraised fair market value of such shares.


10.   COMMON STOCK OPTIONS

      On February 15, 1997, the shareholders approved the ProMedex Inc. 1997 Stock Plan (the "Plan"). On March 14, 2000, the Plan was amended to provide for the grant of up to 1,550,000 common stock options to employees. The Plan generally provides for a four to five year vesting requirement with a portion of the option vesting after the first six months and on a pro-rata monthly basis thereafter.

      A summary of incentive stock options awarded to employees during the year ended June 30, 1999 and the period from July 1, 1999 to April 14, 2000 follows:


                                                                WEIGHTED
                                                                AVERAGE             EXERCISE
                                           NUMBER OF            EXERCISE             PRICE
                                            OPTIONS              PRICE               RANGE
                                        --------------       --------------      --------------
    Outstanding at June 30, 1998               280,000       $         0.30      $         0.30

    Granted at fair value                      367,000                 0.81         0.30 - 1.80
    Exercised                                  (20,141)                0.30                0.30
    Forfeited                                  (54,859)                0.50         0.30 - 1.75
                                        --------------       --------------      --------------

    Outstanding at June 30, 1999               572,000                 0.61         0.30 - 1.80

    Granted at fair value                      842,500                 6.05         1.80 - 9.75
    Exercised                                   (1,750)                1.00                1.00
    Forfeited                                 (150,709)                0.73         0.30 - 1.80
    Conversion to stock options to
      purchase shares of PDI stock          (1,262,041)                4.22         0.30 - 9.75
                                        --------------       --------------      --------------
    Outstanding at April 14, 2000                   --       $           --      $           --
                                        ==============       ==============      ==============


      The weighted average fair value of stock options at date of grant during the year ended June 30, 1999 and the period from July 1, 1999 to April 14, 2000 was $0.17 and $0.22, respectively. The fair value of each option grant was estimated on the date of grant using the minimum value method based upon the following assumptions: dividend yield - 0%; risk free interest rate - 6%; and weighted average expected option term - 5 years. At June 30, 1999, 160,052 options were exercisable.

      Had compensation expense for the Company's plan been recorded based upon the fair value of the options at the grant date, as prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss available to common stockholders for the year ended June 30, 1999 and the period from July 1, 1999 to April 14, 2000 would have been $3,686,795 and $5,488,292, respectively.

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Due to the conversion of the Company's stock options into options to purchase common stock of PDI on April 14, 2000, the pro-forma impact on 1999 and 2000 is not representative of the pro-forma effects on reported net income or loss in future years.

11.   COMMON STOCK WARRANTS

      During the year ended June 30, 1999, the Company granted a warrant to purchase up to 250,279 shares of common stock at $2.79 per share. This warrant had a ten year life, was exercisable immediately and was granted in exchange for a release of funds associated with the second tranche of the Series A sales in fiscal year 1998. The value of this warrant was considered to be de minimus using an option valuation model. This warrant was exercised during the year ended June 30, 1999 resulting in proceeds to the Company of $698,279.

      During the period from July 1, 2000 to April 14, 2000, the Company granted warrants to purchase 100,000 shares of common stock to certain Series B shareholders. The warrants have an exercise price of $2.79 and are exercisable immediately. These warrants were valued at approximately $110,000 using an option valuation model. These warrants converted into warrants to purchase PDI Series B preferred stock on April 14, 2000.


12.   RELATED PARTY TRANSACTIONS

      At June 30, 1999 and 2000, the Company had a non-interest bearing note payable to the founder and major stockholder for $1,365 and $3,565, respectively. The note is due at the discretion of the Company.

      At June 30, 1999 the Company had a note payable to a manditorily redeemable Series A preferred stockholder for $102,500. From July 1999 to November 1999, the Company raised an additional $1,080,215 from existing shareholders. These notes converted into 423,912 of Series B manditorily redeemable preferred stock in November 1999.

      Subsequent to April 14, 2000, PDI provided funding for the Company's operations. At June 30, 2000, the Company owed $1,869,917 to PDI in the form of an intercompany payable.

13.  SUBSEQUENT EVENTS

      PMX, an existing PDI preferred stockholder and former ProMedex preferred stockholder, purchased all of the assets and assumed certain liabilities, excluding the intercompany payable to PDI, of the Company on October 18, 2000. PMX paid $325,000 in cash and issued 10% of its outstanding stock to PDI.

      On October 27, 2000, Landacorp purchased all of the assets and assumed certain liabilities of the Company from PMX. The purchase price totaled $1,100,000, payable in 250,000 shares of Landacorp Inc. common stock (valued at $515,625 on October 27, 2000) and $584,375 in cash.

PROMEDEX INC.
BALANCE SHEET
--------------------------------------------------------------------------------


                                                                          SEPTEMBER 30, 2000
                                                                          ------------------
                                ASSETS                                        (unaudited)
Current assets:
   Cash and cash equivalents                                                $      45,524
   Accounts receivable, net                                                       860,799
   Inventory, net                                                                 466,951
   Prepaid expenses                                                               150,316
                                                                            -------------
             Total current assets                                               1,523,590

Furniture and equipment, net                                                    1,016,381
Deposits and other assets                                                         116,398
                                                                            -------------

             Total assets                                                   $   2,656,369
                                                                            =============

                LIABILITIES, MANDATORILY REDEEMABLE
             PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                                         $   1,381,413
   Accrued expenses                                                               193,675
   Intercompany payable to parent                                               2,195,752
   Line of credit                                                                 623,284
   Notes payable to stockholders                                                    6,965
   Deferred revenues                                                            2,040,669
                                                                            -------------
             Total current liabilities                                          6,441,758

Mandatorily redeemable preferred stock issued by PDI                           29,230,471

Stockholders' deficit:
   Common stock, $.001 par value; 9,000,000 shares authorized;
      0 shares issued and outstanding                                                  --
   Investment from PDI                                                         74,904,554
   Additional paid-in capital                                                          --
   Accumulated deficit                                                       (107,920,414)
                                                                            -------------
             Total stockholders' deficit                                      (33,015,860)
                                                                            -------------

             Total liabilities, mandatorily redeemable preferred stock
                and stockholders' deficit                                   $   2,656,369
                                                                            =============

   The accompanying notes are an integral part of these financial statements.

PROMEDEX INC.
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                         PREDECESSOR         SUCCESSOR
                                                         ------------       ------------
                                                         THREE MONTHS       THREE MONTHS
                                                            ENDED              ENDED
                                                         SEPTEMBER 30,      SEPTEMBER 30,
                                                             1999               2000
                                                         ------------       ------------
                                                         (UNAUDITED)        (UNAUDITED)

Revenues                                                 $    480,640       $    995,992

Cost of revenues                                              305,859            339,917
                                                         ------------       ------------

Gross profit                                                  174,781            656,075
                                                         ------------       ------------

Operating expenses:
    Sales and marketing                                       347,819            389,322
    General and administrative                                794,605          1,047,206
    Research and development                                  347,282            587,999
                                                         ------------       ------------
          Operating expenses                                1,489,706          2,024,527
                                                         ------------       ------------

          Operating loss                                   (1,314,925)        (1,368,452)

Interest income (expense), net                                (12,998)           (23,385)
                                                         ------------       ------------

          Net loss                                         (1,327,923)        (1,391,837)

Accretion of mandatorily redeemable preferred stock           (77,752)                --
                                                         ------------       ------------

          Net loss available to common stockholders      $ (1,405,675)      $ (1,391,837)
                                                         ============       ============

   The accompanying notes are an integral part of these financial statements.

PROMEDEX INC.
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



                                                                  PREDECESSOR          SUCCESSOR
                                                                 -------------       -------------

                                                                 THREE MONTHS        THREE MONTHS
                                                                     ENDED               ENDED
                                                                 SEPTEMBER 30,       SEPTEMBER 30,
                                                                      1999                2000
                                                                 -------------       -------------
                                                                  (UNAUDITED)         (UNAUDITED)
Cash flows from operating activities:
    Net loss                                                     $  (1,327,923)      $  (1,391,837)
    Adjustments to reconcile net loss to net cash used
       in operating activities:
       Depreciation and amortization                                    40,867             130,459
       Provision for doubtful accounts                                  11,732               5,211
       Changes in assets and liabilities:
          Accounts receivable                                           34,875             379,225
          Other assets                                                  30,789            (213,075)
          Accounts payable                                              32,300            (190,008)
          Deferred revenues                                            (17,668)            801,451
                                                                 -------------       -------------

                  Net cash used in operating activities             (1,195,028)           (478,574)
                                                                 -------------       -------------

Cash flows from financing activities:
    Purchases of furniture and equipment                                (1,243)            (28,967)
                                                                 -------------       -------------

                  Net cash used in investing activities                 (1,243)            (28,967)
                                                                 -------------       -------------

Cash flows from financing activities:

    Proceeds from notes payable to stockholders                             --               3,400
    Borrowings from PDI                                                     --             325,835
    Payments under line of credit                                           --             (76,716)
    Proceeds from convertible note                                   1,065,230                  --
                                                                 -------------       -------------

                  Net cash provided by financing activities          1,065,230             252,519
                                                                 -------------       -------------


                  Net decrease in cash and cash equivalents           (131,041)           (255,022)

Cash and cash equivalents:
    Beginning of period                                                243,731             300,546
                                                                 -------------       -------------

    End of period                                                $     112,690       $      45,524
                                                                 =============       =============

   The accompanying notes are an integral part of these financial statements.

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------


1.    BASIS OF PRESENTATION

      The accompanying unaudited financial statements of ProMedex Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles and applicable Securities and Exchange Commission regulations for interim financial information. These financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. It is presumed that users of this interim financial information have read or have access to the audited financial statements for the preceding fiscal year which is included elsewhere herein. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.


2.    RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as "derivatives"), and for hedging activities. SFAS No. 133, as amended by SFAS No. 137 and 138, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, with earlier application encouraged. The Company does not currently, nor does it intend in the future, to use derivative instruments and therefore does not expect that the adoption of SFAS No. 133 will have any impact on its financial position or the results of operations.

      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B to defer the effective date of implementation of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999 with earlier application encouraged. The Company will implement SAB
      101 during fiscal 2001 and does not expect the implementation to have a material impact on the Company's results of operations.

      In March 2000, the FASB issued Interpretation No. 44, ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB 25." This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000; the Company will adopt the provisions of FIN 44 in fiscal 2001 and does not expect the implementation to have a material impact on the Company's results of operations.

PROMEDEX INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

3.    INVENTORY

      Inventory consists of the following at September 30, 2000:


       Finished goods                $  13,343
       Raw materials                   483,608
                                     ---------
       Less: inventory reserve         (30,000)
                                     ---------

           Total inventory, net      $ 466,951
                                     =========

4.    SUBSEQUENT EVENTS

      On October 18, 2000, PMX Holdings, Inc. ("PMX"), an existing PDI preferred stockholder and former ProMedex preferred stockholder, purchased all of the assets and assumed certain liabilities, excluding the intercompany payable to PDI, of the Company. PMX paid $325,000 in cash and issued 10% of its outstanding stock to PDI.

      On October 27, 2000, Landacorp Acquisition Subsidiary ("Landacorp"), a wholly-owned subsidiary of Landacorp, Inc., purchased all of the assets and assumed certain liabilities of the Company from PMX. The purchase price paid to PMX totaled $1,100,000, which consisted of 250,000 shares of Landacorp, Inc. common stock (valued at $515,625 on October 27, 2000) and $584,375 in cash.

PATIENTCENTRIX, INC.
FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1999 AND 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of PatientCentrix, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of PatientCentrix, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows of the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/  PricewaterhouseCoopers LLP

September 29, 2000
Florham Park, New Jersey

PATIENTCENTRIX, INC.
BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                        1999            1998
                                                                     ----------      ----------
ASSETS
Current assets:
    Cash and cash equivalents                                        $  228,697      $   61,863
    Accounts receivable                                               1,463,702         368,066
    Loan to related party                                                40,000              --
                                                                     ----------      ----------

    Total current assets                                              1,732,399         429,929

Property and equipment, net                                             216,030          81,881
Capitalized software, net                                                77,319              --
Other assets                                                              3,894           3,894
                                                                     ----------      ----------

    Total assets                                                     $2,029,642      $  515,704
                                                                     ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                 $   81,700      $   29,667
    Accrued expenses                                                     71,910          92,892
    Deferred revenue                                                    129,867              --
    Current portion of capital lease obligations                         26,845          19,433
    Deferred income taxes                                                26,786              --
    Note payable to bank                                                100,000              --
                                                                     ----------      ----------

    Total current liabilities                                           437,108         141,992
                                                                     ----------      ----------

Capital lease obligations, net of current portion                        48,058          15,149
                                                                     ----------      ----------

Commitments (Note 9)

Stockholders' equity:
    Common stock, $0.01 par value; 3,000,000 shares authorized;
      1,000,000 shares issued and outstanding at
      December 31, 1999 and 1998                                              1               1
    Additional paid-in capital                                              999             999
    Retained earnings                                                 1,543,476         357,563
                                                                     ----------      ----------

    Total stockholders' equity                                        1,544,476         358,563
                                                                     ----------      ----------

    Total liabilities and stockholders' equity                       $2,029,642      $  515,704
                                                                     ==========      ==========




   The accompanying notes are an integral part of these financial statements.

PATIENTCENTRIX, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                    1999              1998
                                                -----------       -----------
Revenue:
    Services and software licenses              $ 3,097,922       $ 1,551,583
                                                -----------       -----------

Costs and expenses:
    Cost of services and software licenses        1,170,054           732,608
    Research and development                        155,287            93,740
    Selling and marketing                            88,991            91,157
    General and administrative                      247,284           276,444
                                                -----------       -----------

                                                  1,661,616         1,193,949
                                                -----------       -----------

    Income from operations                        1,436,306           357,634

Other income (expense):
    Interest expense                                (27,389)          (19,396)
    Interest income                                   5,609             2,964
                                                -----------       -----------

    Income before income taxes                    1,414,526           341,202
Provision for income taxes                           35,363             8,951
                                                -----------       -----------

       Net income                               $ 1,379,163       $   332,251
                                                ===========       ===========


   The accompanying notes are an integral part of these financial statements.

PATIENTCENTRIX, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                           COMMON STOCK              ADDITIONAL
                                    --------------------------        PAID-IN         RETAINED
                                      SHARES          AMOUNT          CAPITAL          EARNINGS           TOTAL
                                    ----------     -----------      -----------      -----------       -----------

Balance at December 31, 1997        1,000,000      $         1      $       999      $   370,312       $   371,312

    Net income                             --               --               --          332,251           332,251

    Distributions                          --               --               --         (345,000)         (345,000)
                                    ----------     -----------      -----------      -----------       -----------

Balance at December 31, 1998        1,000,000                1              999          357,563           358,563

    Net income                             --               --               --        1,379,163         1,379,163

    Distributions                          --               --               --         (193,250)         (193,250)
                                    ---------      -----------      -----------      -----------       -----------

Balance at December 31, 1999        1,000,000      $         1      $       999      $ 1,543,476       $ 1,544,476
                                  ===========      ===========      ===========      ===========       ===========



   The accompanying notes are an integral part of these financial statements.

PATIENTCENTRIX, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                   YEAR ENDED        YEAR ENDED
                                                                   DECEMBER 31,      DECEMBER 31,
                                                                       1999              1998
Cash flows from operating activities:
    Net income                                                     $ 1,379,163       $   332,251
    Adjustments to reconcile net income to net cash provided
      by operating activities:
       Depreciation and amortization                                   116,515            58,956
       Deferred income tax provision                                    26,786                --
       Changes in assets and liabilities:
          (Increase) decrease accounts receivable                   (1,095,636)           31,634
          Increase in accounts payable                                  52,033            23,952
          (Decrease) increase in accrued expenses                      (20,982)           46,361
          Increase (decrease) in deferred revenue                      129,867           (50,000)
                                                                   -----------       -----------

          Net cash provided by operating activities                    587,746           443,154
                                                                   -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                               (136,070)          (39,954)
    Capitalized software expenditures                                 (126,688)               --
    Loan to related party                                              (40,000)               --
                                                                   -----------       -----------

          Net cash (used in) investing activities                     (302,758)          (39,954)
                                                                   -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from line of credit                                       100,000                --
    Principal payments on capital lease obligations                    (24,904)          (18,736)
    Distributions to owners                                           (193,250)         (345,000)
                                                                   -----------       -----------

          Net cash (used in) financing activities                     (118,154)         (363,736)
                                                                   -----------       -----------

Net increase in cash and cash equivalents                              166,834            39,464

Cash and cash equivalents, beginning of period                          61,863            22,399
                                                                   -----------       -----------

Cash and cash equivalents, end of period                           $   228,697       $    61,863
                                                                   ===========       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                               8,541             6,325

    Cash paid for income taxes                                          17,192             3,360

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
    Acquisition of property and equipment under capital lease           65,225            19,176


   The accompanying notes are an integral part of these financial statements.

PATIENTCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.    NATURE OF THE BUSINESS

      PatientCentrix, Inc., formerly Capitated Disease Management Services, Inc., (the "Company") was incorporated as a Delaware corporation in 1994 for the purpose of providing services and systems to pharmaceutical and managed healthcare organizations. The Company maintains its offices in Montclair, New Jersey and derives all of its revenues from customers in the United States.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      REVENUE RECOGNITION
      The Company's revenue is derived from the implementation and licensing of its healthcare management systems and data management, customer support and consulting services.

      Revenue from data management, customer support and consulting services is recognized as services are delivered.

      The Company accounts for multiple element contracts in accordance with the provisions of the AICPA's Statement of Position ("SOP") 97-2. Revenues associated with long-term contracts are recognized using the percentage of completion method using labor hours incurred relative to total estimated contract hours as the measure of progress towards completion.

      Revenue from software licenses is recognized over the term of the license agreement upon execution of a contract and completion of delivery obligations, provided no uncertainties regarding customer acceptance exist and collection of the related receivable is probable.

      Revenue related to contingent fee arrangements are recognized when the related milestone(s) are achieved and there is no chance of loss under the contract.

      COSTS AND EXPENSES
      Certain of the Company's employees and consultants are responsible for and are involved in multiple operational functions. As such, the employees' salary and consultants' costs are allocated between its Cost of Services, Reseach and Development, Sales and Marketing and General and Administrative expense categories of "Costs and expenses" in the accompanying Statement of Operations. The cost charged to such expense categories is based on the relative time incurred by each employee or consultant for their specific responsibilities.

      RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS
      Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. Capitalized costs are amortized on a product-by-product basis based on the greater amount computed using (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product, or (b) straight-line amortization over the estimated product life. Software development costs capitalized during the year ended December 31, 1999 amounted to $126,688. No software development costs were capitalized during the year ended December 31, 1998. Capitalized software amortization expense amounted to $49,369 for the year ended December 31, 1999.

PATIENTCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      ACCOUNTING FOR STOCK-BASED COMPENSATION
      Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and related interpretations.

      CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS
      Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers' financial condition are performed, although collateral generally is not required. At December 31, 1999 and 1998, two customers accounted for 97% and 92% of the Company's accounts receivable balance, respectively. For the years ended December 31, 1999 and 1998, two customers accounted for 86% and 61% of the Company's total revenue, respectively.

      RISK AND UNCERTAINTIES
      The Company is subject to all of the risks inherent in a business in the technology/software data management industries. These risks include, but are not limited to, limited senior management resources, a rapidly changing software and e-commerce business environment, the competitive nature of the industry, dependence on skilled resources and the on-going evolution, development and maintenance of data management technologies.

      CASH AND CASH EQUIVALENTS
      The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments.

      PROPERTY AND EQUIPMENT
      Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

      INCOME TAXES
      The Company recognizes deferred taxes for differences between the financial statement and the tax basis of assets and liabilities ("temporary differences") at enacted statutory tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

      The Company has elected for federal and state tax purposes to be treated as an S Corporation. As a result, the stockholders of the Company are liable for taxes on the related income. The Company remains liable for taxes in a locality which does not recognize S Corporation status, certain taxes imposed by states related to corporate tax rates in excess of personal tax rates, and other minimum taxes.

PATIENTCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      USE OF ESTIMATES
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RECENT ACCOUNTING PRONOUNCEMENTS
      In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B to defer the effective date of implementation of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999 with earlier application encouraged. The Company is currently assessing the impact, if any, of the adoption of SAB 101 on the Company's financial position or results of operations.

      In March 2000, the FASB issued Interpretation No. 44, ("FIN 44"), Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of APB 25. This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination.

      FIN 44 is effective July 1, 2000, however certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognized on a prospective basis from July 1, 2000. The Company is currently assessing the impact, if any, of adopting this interpretation.

      In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities, and is effective for fiscal years beginning after June 15, 2000, as amended by SFAS No. 137. The Company is currently assessing the impact, if any, of the adoption of SFAS 133 on the Company's financial position or results of operations.

PATIENTCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.    PROPERTY AND EQUIPMENT

      Property and equipment, net as of December 31, 1999 and 1998 consisted of the following:


                                                                                    ESTIMATED
                                                                                    USEFUL LIFE         DECEMBER 31,
                                                                                      (YEARS)       1999           1998



Computer and office equipment                                                             3       $ 385,746       $192,744
Furniture and fixtures                                                                   10          19,496         11,203
                                                                                                  ---------       --------
                                                                                                    405,242        203,947

Less -accumulated depreciation and amortization                                                    (189,212)      (122,066)
                                                                                                  ---------       --------

                                                                                                  $ 216,030       $ 81,881
                                                                                                  =========       ========


      At December 31, 1999 and 1998, property and equipment recorded under capital leases was $133,304 and $68,079, respectively. Amortization of property and equipment under capital leases totaled $26,459 and $19,395 for the years ended December 31, 1999 and 1998, respectively.

      Depreciation and amortization expense for the years end December 31, 1999 and 1998 was $67,146 and $58,956, respectively.

4.    RELATED PARTY TRANSACTIONS

      The Company leases office space from a shareholder. Total expense related to this leased office space for the years ended December 31, 1999 and 1998 was $44,400 and $34,000, respectively. At October 8, 1999, the Company entered into an agreement with 51 Park Street LLC, an entity owned by a shareholder, whereby the Company guaranteed the mortgage loan in the amount of $400,000 related to the Company's principal office.

      The Company leases certain computer equipment from a shareholder and a key employee under capital leases. Lease arrangements provide for full financing of the cost of the equipment, interest rates ranging between 16% and 18% per annum, and a term of three years. Total payments under capital lease arrangements with related parties for the years ended December 31, 1999 and 1998 were $29,256 and $16,875, respectively.

      During the years ended December 31, 1999 and 1998, the Company paid graphic design and shipping expenses amounting to $49,225 and $66,308, respectively, to a company operated by the spouse of a shareholder.

PATIENTCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      During the years ended December 31, 1999 and 1998, the Company paid consulting fees of $16,983 and $23,190, respectively, to PharmaMetrics, a company affiliated through common ownership. For the years ended December 31, 1999 and 1998, the Company recognized service revenues of $89,297 and $87,685, respectively, related to services provided to PharmaMetrics.

      On December 24, 1999, the Company made an interest-free loan to PharmaMetrics in the amount of $40,000. This loan was fully repaid on February 14, 2000.

5.    LINE OF CREDIT

      On September 14, 1999, the Company entered into an agreement with a bank which provides for a $200,000 revolving line of credit (the "Line") for working capital purposes. Borrowings under the Line are collateralized by substantially all of the assets of the Company. The Line bears interest at the bank's prime rate (9.25% at December 31, 1999). At December 31, 1999, $100,000 was outstanding under the Line. All borrowings under the agreement were repaid as of April 8, 2000. The commitments made under the Line are automatically extended annually for successive one-year periods unless the Company terminates the Line.

6.    COMMON STOCK

      Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors.

7.    STOCK OPTION PLAN

      In 1998, the Company adopted the Stock Compensation Plan (the "Plan") under which 1,000,000 shares of the Company's common stock were reserved for issuance to employees, directors and consultants. Options granted under the Plan may be incentive stock options or non-qualified stock options. Stock purchase rights may also be granted under the Plan. Incentive stock options may only be granted to employees. Generally, options shall vest at a rate of 10% per year over the first four years and the remaining 60% five years from the date the options are granted. The exercise prices of the options are based on the estimated fair market value at the time of grant. The term of the options is 10 years. The Plan originally included both a repurchase provision and a cash-out provision (both as defined in the "Plan"). In August 2000, the Plan was amended and restated and these provisions were eliminated.

      The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. The stock option granted under the Plan were subject to variable plan accounting under APB No. 25. Subsequent to the amendment and restatement in August 2000, fixed plan accounting will apply. No stock-based awards were granted prior to 1998. Had compensation cost been determined based on the fair value at the grant dates for awards in 1999 and 1998 consistent with the provisions of SFAS No. 123, the Company's net income would have been $1,347,537 and $330,906, respectively. Because options vest over several years and additional option grants are expected to be made in the future, the above pro forma results are not representative of the pro forma results for future years.

PATIENTCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions for grants in 1999 and 1998: no dividend yield; risk-free interest rates of 6.1% for 1999 and 5.8% for 1998; expected lives of 5 years and expected volatility of zero.

      The following table summarizes the activity of the Company's stock option plan:


                                                               YEAR ENDED                      YEAR ENDED
                                                            DECEMBER 31, 1998              DECEMBER 31, 1999
                                                                        WEIGHTED                        WEIGHTED
                                                                         AVERAGE                         AVERAGE
                                                        NUMBER OF        EXERCISE       NUMBER OF        EXERCISE
                                                         OPTIONS          PRICE          OPTIONS          PRICE

            Outstanding - beginning of period                   --              --         125,000      $     1.71

            Granted at fair value                          125,000      $     1.71         430,000            2.88
            Exercised                                           --                              --
            Cancelled                                           --                              --
                                                           -------                      ----------

            Outstanding - end of period                    125,000      $     1.71         555,000            2.62
                                                           -------                      ----------

            Exercisable at end of period                        --                          12,500
            Weighted average grant date fair value                                                      $     1.71


The following table summarizes information about stock options outstanding at December 31, 1999:



                                                  OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
                          --------------------------------------------------------------   -----------------------------------
                                                     WEIGHTED-
                                                      AVERAGE             WEIGHTED-                              WEIGHTED-
                                                     REMAINING             AVERAGE                                AVERAGE
      RANGE OF                  NUMBER              CONTRACTUAL            EXERCISE            NUMBER             EXERCISE
   EXERCISE PRICE            OUTSTANDING               LIFE                 PRICE           EXERCISABLE            PRICE

          $1.71                      125,000            9.0              $         1.71             12,500     $         1.71
           2.88                      430,000           10.0                        2.88                 --                 --
                          ------------------                                               ---------------     --------------

                                     555,000            9.8                        2.62             12,500               1.71
                          ------------------                                               ---------------

8.    SAVINGS PLAN

      During 1996, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements. Company contributions to the plan may be made at the discretion of the Board of Directors. Company contributions to the plan were $126,287 and $77,588 respectively, for the years ended December 31, 1999 and 1998.

9.    COMMITMENTS

      The Company leases its office space under operating leases and certain office equipment under noncancelable leases. Total rent expense under operating leases was approximately $42,000 and $40,000 for the years ended December 31, 1999 and 1998, respectively.

PATIENTCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Future minimum lease payments under capital leases and noncancelable operating leases at December 31, 1999 are as follows:

xx                                                                       OPERATING    CAPITAL
            Year ending December 31,                                       LEASES     LEASES

                  2000                                                    $ 60,000   $ 38,131
                  2001                                                      60,000     28,270
                  2002                                                      60,000     15,383
                  2003                                                      60,000      7,555
                  2004                                                      45,000      6,164

                                                                         ---------   --------

                                                                         $ 285,000     95,503
                                                                         =========

                  Less:  portion representing interest                                (20,600)
                                                                                     --------

                                                                                     $ 74,903
                                                                                     ========


      The Company has employment contracts with certain employees which provide for certain advanced payments in the event of a change in control.

10.   SUBSEQUENT EVENTS

      Effective January 21, 2000, the Company declared a 10:1 stock split (the "10:1 Stock Split"). Effective August 3, 2000, the Company declared a 1000:1 stock split (the "1000:1 Stock Split"). All share and per share amounts presented in these financial statements reflect these stock splits.

      Subsequent to December 31, 1999, the Company issued incentive stock options to employees to purchase 500,000 shares of common stock and a stock grant of 40,000 shares of common stock, after taking into account the 10:1 Stock Split and 1000:1 Stock Split.

      In May 2000, the Company's relationship with a significant pharmaceutical customer ended. For the years ended, December 31, 1999 and 1998, this customer accounted for approximately 51% and 61% of revenues, respectively. At December 31, 1999 and 1998, this customer accounted for approximately 40% and 92%, respectively, of the Company's accounts receivable.

PATIENTCENTRIX, INC.
BALANCE SHEET
SEPTEMBER 30, 2000 (UNAUDITED)
--------------------------------------------------------------------------------


ASSETS
Current assets:

    Cash and cash equivalents                                        $  638,736
    Accounts receivable                                               2,258,087
                                                                     ----------

    Total current assets                                              2,896,823
                                                                     ----------

Property and equipment, net                                             226,039
Capitalized software, net                                               176,321
Other assets                                                              3,894
                                                                     ----------

    Total assets                                                     $3,303,077
                                                                     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                    303,654
    Accrued expenses                                                    694,637
    Deferred Revenue                                                     54,000
    Current Portion of capital lease obligations                         23,196
    Deferred Income Taxes                                                41,000
                                                                     ----------

    Total current liabilities                                         1,116,487
                                                                     ----------

Capital lease obligations, net of current portion                        29,336
                                                                     ----------

Stockholders' equity:
    Common stock, $0.01 par value; 3,000,000 shares authorized;
      1,040,000 shares issued and outstanding                                 1
    Additional paid in capital                                          479,921
    Retained Earnings                                                 1,677,332
                                                                     ----------

    Total stockholders' equity                                        2,157,254
                                                                     ----------

    Total liabilities and stockholders' equity                       $3,303,077
                                                                     ==========


   The accompanying notes are an integral part of these financial statements.

PATIENTCENTRIX, INC.
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000
(UNAUDITED)
--------------------------------------------------------------------------------

                                                   1999              2000
Revenue:
    Services and software licenses              $ 1,774,926       $ 4,599,701
                                                -----------       -----------

Costs and expenses:

    Cost of services and software licenses          693,620         2,144,832
    Research and development                        119,899           470,385
    Selling and marketing                            45,942           424,408
    General and administrative                      261,088           644,568
                                                -----------       -----------

                                                  1,120,549         3,684,193
                                                -----------       -----------

       Income from operations                       654,377           915,508
                                                -----------       -----------

Other income (expense)
    Interest expense                                 (5,631)           (8,309)
    Interest income, net                              3,083            23,724
                                                -----------       -----------

    Income before income taxes                      651,829           930,923
Provision for income taxes                           35,253            33,067
                                                -----------       -----------

       Net income                               $   616,576       $   897,856
                                                ===========       ===========



   The accompanying notes are an integral part of these financial statements.

PATIENTCENTRIX, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000
(UNAUDITED)

                                                                       1999              2000
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                    $ 616,576       $   897,856
    Adjustments to reconcile net income to net cash provided
      by operating activities:
       Depreciation and amortization                                 44,929           174,513
       Deferred income tax provision                                 20,090            14,214
       Stock issued for services rendered                                --           200,000
       Stock-based compensation expense                                  --           278,922
       Changes in assets and liabilities:
          Accounts receivable                                      (391,359)         (794,385)
          Accounts payable                                           57,498           221,954
          Accrued expenses                                          137,138           622,727
          Deferred revenue                                           42,395           (75,867)
                                                                  ---------       -----------

          Net cash provided by operating activities                 527,267         1,539,934
                                                                  ---------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                             (52,036)          (89,524)
    Capitalized software expenditure                                     --          (194,000)
    Loan made to related party                                       (7,000)           40,000
                                                                  ---------       -----------

          Net cash used in investing activities                     (59,036)         (243,524)
                                                                  ---------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on line of credit                                           --          (100,000)
    Principal payments on capital lease obligations                 (18,347)          (22,371)
    Distributions to owners                                        (193,250)         (764,000)
                                                                  ---------       -----------

          Net cash used in financing activities                    (211,597)         (886,371)
                                                                  ---------       -----------

Net increase in cash and cash equivalents                           256,634           410,039

Cash and cash equivalents, beginning of period                       61,863           228,697
                                                                  ---------       -----------

Cash and cash equivalents, end of period                          $ 318,497       $   638,736
                                                                  =========       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                        $   5,631       $     8,309

    Cash paid for taxes                                           $  14,626       $     5,914


   The accompanying notes are an integral part of these financial statements.

PATIENTCENTRIX, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(UNAUDITED)

1.    BASIS OF PRESENTATION

The interim unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with generally accepted accounting principles. Accordingly, certain information and footnote disclosures normally included in annual financial statements have been omitted or condensed. In the opinion of management, all necessary adjustments have been made to provide a fair presentation. The operating results for the nine months ended September 30, 1999 and 2000 are not necessarily indicative of the results that may be expected for the years ending December 31, 1999 and 2000. For further information, refer to the audited financial statements and footnotes included elsewhere herein.

2.    STOCK GRANT AND STOCK OPTIONS

In February 2000, the Company issued a fully vested stock grant of 40,000 shares of common stock to an employee. The Company recognized stock-based compensation expense of $200,000 related to this grant based on the estimated fair market value of the stock on the date of grant.

The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Company's Compensation Plan
(Plan). Stock options granted under the Plan were subject to variable plan accounting under APB No. 25. Subsequent to the Company's amendment and restatement of the Plan in August 2000 fixed plan accounting will apply. During the nine months ended September 30, 2000, the Company recorded stock based compensation expense of approximately $279,000. See below for subsequent events discussion.

3.    ACCRUED EXPENSES

Accrued expenses at September 30, 2000 consisted of the following:


Bonus                                         $405,292
Retirement plan                                 89,193
Deferred compensation                          175,152
Severance                                       25,000
                                              --------

                  Total accrued expenses      $694,637
                                              ========

4.    RECENT ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B to defer the effective date of implementation of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999 with earlier application encouraged. The Company is currently assessing the impact, if any, of the adoption of SAB 101 on the Company's financial position or results of operations.

PATIENTCENTRIX, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(UNAUDITED)

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities, and is effective for fiscal years beginning after June 15, 2000, as amended by SFAS No. 137. The Company is currently assessing the impact, if any, of the adoption of SFAS 133 on the Company's financial position or results of operations.


5.    SUBSEQUENT EVENTS

On November 2, 2000, Landacorp Acquisition Subsidiary ("Landacorp"), a wholly-owned subsidiary of Landacorp Inc., purchased 100% of the outstanding common stock of the Company in return for cash of $5,850,000 paid to the Company's shareholders and option holders, and the issuance of 1,157,000 shares of Landacorp's common stock. Landacorp also assumed all the outstanding stock options issues by the Company prior to the acquisition. The purchase agreement also provides for additional purchase price payments based on revenue during the twelve months following the acquisition date. This additional purchase consideration is capped at $6,000,000. Landacorp has the right to repurchase, over a three-year period, 30% of the total shares and options issued to employees of the Company in conjunction with the acquisition in the event of an employee's termination.

On October 30, 2000, the Board of Directors of the Company increased the number of shares reserved for the Company's 1998 Stock Compensation Plan to 1,500,000. Prior to the acquisition described above, there were 930,000 options (the Existing Options) to purchase common stock of the Company outstanding that had been granted between October 1, 1998 to September 1, 2000. The exercise prices for the Existing Options ranged from $1.71 to $5.00 per share, representing the estimated fair market value as of the date of the grant. In connection with the sale of the Company and in exchange for certain employees forgoing certain advance payments based on provisions of existing employment contracts, the Company reduced the exercise price of the Existing Options on October 30, 2000 to ranges of $0.01 to $3.55 per share. The other terms and provisions of the stock grants remained the same, including the provision which provided for the acceleration of the vesting provisions in the event of a change in control. As a consequence of and concurrent with the sale of the Company as described above, all outstanding Existing Options became fully vested and exercisable.

On October 30, 2000, the Company issued stock options to purchase a total of 492,500 shares of common stock at an exercise price of $1.67 per share (the New Options). The New Options included the same provisions as provided for under the Company's 1998 Stock Compensation Plan under which the Existing Options had been issued, except the ability to exercise the options was contingent upon the consummation of the acquisition by Landacorp described above.

As a result of the repricing of the Existing Options and the acceleration of the vesting provisions of both the Existing Options and New Options, the Company recorded stock based compensation expense of approximately $4,689,000 in October 2000. The expense was determined by the difference between the revised option prices of the Existing Options and the exercise price of the New Options and the estimated fair market value of the Company's stock multiplied by the number of options. In addition, on October 30, 2000 the Company paid $1,200,000 in cash bonuses to the holders of Existing Options based on the proportion of their options to the total Existing Options. This amount was recorded as compensation expense in October 2000.

                                 LANDACORP, INC.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                    OVERVIEW


        On January 31, 2000, the Company acquired the net assets of Interactive Healthcare Division ("IHD") of High Technology Solutions, Inc. ("HTS"). The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the tangible and intangible assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon management's estimates and other available information.

        Of the total purchase price of $1,268,000, the Company assumed liabilities of $18,000 and paid $250,000 at closing, with the remaining balance paid in April 2000. Of the purchase price of $1,250,000 plus $18,000 of assumed liabilities, approximately $63,000 has been allocated to property and equipment, and the remainder has been allocated to intangible assets, including intellectual property ($165,000), work force ($160,000), and goodwill ($880,000). The acquired intangible assets will be amortized over their estimated useful lives of twenty-four to thirty-six months.

        On October 27, 2000, the Company acquired the net assets of PMX Holdings, Inc. ("ProMedex"), which is principally engaged in the development, commercialization and implementation of health care services aiming at reducing health risks, improving clinical outcomes, and reducing health care utilization. The acquisition is being accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the tangible and intangible assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon management's estimates, preliminary valuations and other available information.

        The total purchase price of $1,276,000 consisted of $585,000 cash, $516,000 of the Company's common stock (250,000 shares), and other acquisition related expenses of approximately $175,000, consisting primarily of payment for legal and financial advisory services. Of the total purchase price, approximately $1,590,000 represents assumed net tangible liabilities, and the remainder of the purchase price was allocated to intangible assets, including intellectual property ($100,000), work force ($200,000), and goodwill ($2,566,000).

        On November 2, 2000, the Company acquired 100% of the outstanding capital stock of PatientCentrix, Inc. ("PatientCentrix"), which provides systems and services to pharmaceutical and managed healthcare organizations. The acquisition is being accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the tangible and intangible assets acquired on the basis of their respective fair values on the acquisition date. The fair value of intangible assets was determined based upon management's estimates, preliminary valuations and other available information.

        The total purchase price of $10,956,000 consisted of $5,850,000 cash, $2,056,000 of the Company's Common Stock (1,157,000 shares - "PatientCentrix Purchase Shares"), assumed stock options with a fair value of $2,970,000, and other acquisition related expenses of approximately $80,000, consisting primarily of payment for legal and financial advisory services. Of the total purchase price, approximately $2,157,000 was allocated to the net tangible assets, approximately $961,000 was allocated to unearned compensation related to the Company's right to repurchase 30% of the shares of the Company's Common Stock and options to purchase the Company's Common Stock issued to employees of PatientCentrix pursuant to the purchase agreement in the event of such employee's termination under certain circumstances, and the remainder was allocated to intangible assets, including intellectual property ($88,000), work force ($200,000), and goodwill ($7,550,000).

                                 LANDACORP, INC.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                    OVERVIEW

        The purchase agreement also provides for additional purchase price payments in the amount equal to a percentage of the value of certain qualifying contracts, as defined in the agreement, capped at $6,000,000.

         The acquired intangible assets are being amortized using the straight-line method over their estimated useful lives of two to fifteen years. Factors considered by the Company in determining estimated useful lives of the intangible assets include, service life expectancies of the workforce based on anticipated option vesting schedules and other compensation factors, effects of obsolescence on intellectual property, and effects of competition and other economic factors on goodwill.

        The unaudited pro forma condensed combined balance sheet gives effect to these acquisitions as if they had occurred on September 30, 2000, by combining the balance sheet of the Company with the balance sheets of ProMedex and PatientCentrix at September 30, 2000. The acquisition of IHD was consummated prior to September 30, 2000; accordingly, the Landacorp unaudited historical condensed combined balance sheet at September 30, 2000 includes the allocated purchase price for this acquisition. The unaudited pro forma condensed combined statement of operations gives effect to these acquisitions as if they had occurred on January 1, 1999, by combining the results of operations of: (i) IHD for the twelve months ended November 26, 1999, and the period from January 1, 2000 to January 30, 2000, with the results of operations of the Company for the year ended December 31, 1999, and nine months ended September 30, 2000, respectively, (ii) ProMedex (Predecessor) for the year ended December 31, 1999, with the results of operations of the Company for the year ended December 31, 1999; (iii) ProMedex (Predecessor) for the period from January 1, 2000 to April 14, 2000, and ProMedex (Successor) for the period from April 15, 2000 to September 30, 2000, with the results of operations of the Company for the nine months ended September 30, 2000, and (iv) PatientCentrix for the year ended December 31, 1999 and the nine months ended September 30, 2000, with the results of operations of the Company for the year ended December 31, 1999, and nine months ended September 30, 2000, respectively.

        On April 14, 2000, prior to the Company's acquisition of ProMedex, ProMedex was acquired by PDI Acquisition Corp. in a stock-for-stock transaction accounted for as a purchase. The financial information for the period subsequent to April 14, 2000 for ProMedex has been prepared on a basis of accounting arising from the aforementioned acquisition.

        The unaudited pro forma condensed combined statement of operations is not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

        The unaudited pro forma condensed combined financial information is based on: (a) the historical financial statements, as adjusted to reflect the periods discussed above, of (i) IHD, included in Landacorp's Form S-1 filed with the SEC on February 8, 2000, and other financial information not included in this Form 8-K, (ii) ProMedex and PatientCentrix included elsewhere in this Form 8-K, and other financial information not included in this Form 8-K, (iii) Landacorp, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and included in the Company's Form 10-Q for the quarterly period ended September 30, 2000; and (b) the estimates and assumptions set forth in the notes to the unaudited pro forma condensed consolidated financial statements.

                                 LANDACORP, INC.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                    OVERVIEW

        A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Information based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination, pending completion of an independent valuation, of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable.

                                 LANDACORP, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)
                     (AMOUNTS ROUNDED TO THE NEAREST $1,000)

                                                                                 SEPTEMBER 30, 2000
                                                                   ----------------------------------------------
                                                                                                       Successor
                                                                    Landacorp      PatientCentrix      ProMedex
                                                                   -----------       -----------      -----------
ASSETS
Current assets:
      Cash and cash equivalents                                    $ 32,071,000       $   639,000     $      46,000
      Accounts receivable and costs and estimated
       earnings in excess of billings on uncompleted
       contracts, net                                                 4,084,000         2,258,000           861,000
      Inventory                                                              --                --           467,000
      Prepaid expenses and other current assets                         341,000                --           150,000
                                                                   ------------       -----------     -------------
           Total current assets                                      36,496,000         2,897,000         1,524,000
Property and equipment, net                                           1,456,000           226,000         1,016,000
Intangible assets                                                       919,000                --                --
Capitalized software, net                                                49,000           176,000                --
Deposits and other assets                                                16,000             4,000           116,000
                                                                   ------------       -----------     -------------

                                                                   $ 38,936,000       $ 3,303,000     $   2,656,000
                                                                   ============       ===========     =============

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
      Accounts payable                                             $    367,000       $   304,000     $   1,381,000
      Accrued expenses                                                2,094,000           695,000           194,000
      Line of credit                                                         --                --           623,000
      Deferred revenue and billings in excess of costs
       and estimated earnings on uncompleted contracts                2,677,000            54,000         2,041,000
      Current portion of notes payable                                  259,000            23,000             7,000
      Deferred income taxes                                                  --            41,000                --
      Intercompany payable                                                   --                --         2,195,000
                                                                   ------------       -----------     -------------
           Total current liabilities                                  5,397,000         1,117,000         6,441,000
Long-term note payable, net of current portion                          146,000            29,000                --
                                                                   ------------       -----------     -------------
                                                                      5,543,000         1,146,000         6,441,000
                                                                   ------------       -----------     -------------

Mandatorily redeemable preferred stock                                       --                --        29,230,000

Stockholders' equity (deficit):
      Common Stock                                                       14,000                 1                --
      Additional paid-in capital                                     52,575,000           479,999                --
      Notes receivable from officers                                   (187,000)               --                --
      Investment from PDI                                                    --                --        74,905,000
      Unearned stock-based compensation                              (1,679,000)               --                --
      Accumulated deficit                                           (17,330,000)        1,677,000      (107,920,000)
                                                                   ------------       -----------     -------------
           Total stockholders' equity (deficit)                      33,393,000         2,157,000       (33,015,000)
                                                                   ------------       -----------     -------------
           Total liabilities, mandatorily redeemable
           preferred stock and stockholder's equity (deficit)      $ 38,936,000       $ 3,303,000     $   2,656,000
                                                                   ============       ===========     =============

                                                                                 SEPTEMBER 30, 2000
                                                                   -----------------------------------------------
                                                                                                       Pro Forma
                                                                       Pro Forma Adjustments            Combined
                                                                   -----------------------------       -----------
                                                                        (a)              (b)
Current assets:
      Cash and cash equivalents                                    $         --       $(6,435,000)    $  26,321,000
      Accounts receivable and costs and estimated
       earnings in excess of billings on uncompleted
       contracts, net                                                        --                --         7,203,000
      Inventory                                                              --                --           467,000
      Prepaid expenses and other current assets                              --                --           491,000
                                                                   ------------       -----------     -------------
           Total current assets                                              --        (6,435,000)       34,482,000
Property and equipment, net                                                  --                --         2,698,000
Intangible assets                                                            --        10,704,000        11,623,000
Capitalized software, net                                                    --                --           225,000
Deposits and other assets                                                    --                --           136,000
                                                                   ------------       -----------     -------------

                                                                   $         --       $ 4,269,000     $  49,164,000
                                                                   ============       ===========     =============

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
      Accounts payable                                             $         --       $        --     $   2,052,000
      Accrued expenses                                                       --           255,000         3,238,000
      Line of credit                                                         --                --           623,000
      Deferred revenue and billings in excess of costs
       and estimated earnings on uncompleted contracts                       --                --         4,772,000
      Current portion of notes payable                                       --                --           289,000
      Deferred income taxes                                                  --                --            41,000
      Intercompany payable                                           (2,195,000)               --                --
                                                                   ------------       -----------     -------------
           Total current liabilities                                 (2,195,000)          255,000        11,015,000
Long-term note payable, net of current portion                               --                --           175,000
                                                                   ------------       -----------     -------------
                                                                     (2,195,000)          255,000        11,190,000
                                                                   ------------       -----------     -------------

Mandatorily redeemable preferred stock                              (29,230,000)               --                --

Stockholders' equity (deficit):
      Common Stock                                                           (1)               --            14,000
      Additional paid-in capital                                       (479,999)        5,542,000        58,117,000
      Notes receivable from officers                                         --                --          (187,000)
      Investment from PDI                                           (74,905,000)               --                --
      Unearned stock-based compensation                                      --          (961,000)       (2,640,000)
      Accumulated deficit                                           106,243,000                --       (17,330,000)
                                                                   ------------       -----------     -------------
           Total stockholders' equity (deficit)                      30,858,000         4,581,000        37,974,000
                                                                   ------------       -----------     -------------
           Total liabilities, mandatorily redeemable
             preferred stock and stockholder's equity (deficit)    $   (567,000)      $ 4,836,000     $  49,164,000
                                                                   ============       ===========     =============



            See accompanying notes to Pro Forma Financial Information

                                 LANDACORP, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                     (AMOUNTS ROUNDED TO THE NEAREST $1,000)



                                                                         YEAR ENDED DECEMBER 31, 1999
                                            -------------------------------------------------------------------------------------

                                                              IHD
                                                          TWELVE MONTHS
                                                              ENDED
                                                           NOVEMBER 26,                                PRO FORMA        PRO FORMA
                                             LANDACORP         1999      PROMEDEX     PATIENTCENTRIX  ADJUSTMENTS       COMBINED
                                            ------------   ------------ ------------   ------------   ------------    ------------
Revenues:
      System sales and program services     $  7,251,000   $    478,000  $ 2,610,000   $  3,098,000   $         --    $ 13,437,000
      Support services                         2,059,000             --           --             --             --       2,059,000
                                            ------------   ------------  -----------   ------------   ------------    ------------
           Total revenues                      9,310,000        478,000    2,610,000      3,098,000             --      15,496,000
                                            ------------   ------------  -----------   ------------   ------------    ------------
Cost of revenues:
      System sales and program services        3,071,000        318,000    1,760,000      1,170,000             --       6,319,000
      Support services                           594,000             --           --             --             --         594,000
                                            ------------   ------------  -----------   ------------   ------------    ------------
           Total cost of revenues              3,665,000        318,000    1,760,000      1,170,000             --       6,913,000
                                            ------------   ------------  -----------   ------------   ------------    ------------
Gross profit (loss)                            5,645,000        160,000      850,000      1,928,000             --       8,583,000
                                            ------------   ------------  -----------   ------------   ------------    ------------
Operating expenses:
      Research and development                 1,733,000         23,000    1,408,000        155,000             --       3,319,000
      Selling, general and administrative      6,397,000        425,000    6,404,000        336,000        586,000(c)   14,148,000
      Amortization of intangible assets               --             --           --             --      1,256,000(d)    1,256,000
                                            ------------   ------------  -----------   ------------   ------------    ------------
           Total operating expenses            8,130,000        448,000    7,812,000        491,000      1,842,000      18,723,000
                                            ------------   ------------  -----------   ------------   ------------    ------------
Income (loss) from operations                 (2,485,000)      (288,000)  (6,962,000)     1,437,000     (1,842,000)    (10,140,000)

Impairment of goodwill                                --             --           --             --             --              --
Interest and other income, net                   103,000             --       33,000          6,000             --         142,000
Interest and other expense                       (17,000)       (48,000)     (25,000)       (27,000)            --        (117,000)
                                            ------------   ------------  -----------   ------------   ------------    ------------
      Income (loss) before income taxes       (2,399,000)      (336,000)  (6,954,000)     1,416,000     (1,842,000)    (10,115,000)
Income tax benefit (provision)                        --          8,000           --        (35,000)            --         (27,000)
                                            ------------   ------------  -----------   ------------   ------------    ------------
Net income (loss)                           $ (2,399,000)  $   (328,000) $(6,954,000)  $  1,381,000   $ (1,842,000)   $(10,142,000)
                                            ============   ============  ===========   ============   ============    ============


Pro forma net loss per share (e):
      Basic and diluted                                                                                              $      (1.08)
                                                                                                                     ============

Pro forma weighted average shares:
      Basic and diluted                                                                                                 9,376,910
                                                                                                                     ============


            See accompanying notes to Pro Forma Financial Information

                                 LANDACORP, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                     (AMOUNTS ROUNDED TO THE NEAREST $1,000)

                                                       NINE MONTHS ENDED SEPTEMBER 30, 2000
                                            --------------------------------------------------------
                                                                          PROMEDEX        PROMEDEX
                                                                        PREDECESSOR      SUCCESSOR
                                                                        -----------    -------------
                                               LANDACORP       IHD
                                              NINE MONTHS   JANUARY 1,   JANUARY 1,       APRIL 15,
                                                ENDED        2000 TO      1999 TO         2000 TO
                                             SEPTEMBER 30, JANUARY 30,   APRIL 14,     SEPTEMBER 30,
                                                2000          2000          2000            2000
Revenues:
      System sales and program services     $  7,741,000    $ 26,000    $   505,000    $   1,985,000
      Support services                         1,902,000          --             --               --
                                            ------------    --------    -----------    -------------
           Total revenues                      9,643,000      26,000        505,000        1,985,000
                                            ------------    --------    -----------    -------------
Cost of revenues:
      System sales and program services        3,194,000      21,000        780,000        1,284,000
      Support services                           546,000          --             --               --
                                            ------------    --------    -----------    -------------
           Total cost of revenues              3,740,000      21,000        780,000        1,284,000
                                            ------------    --------    -----------    -------------
Gross profit (loss)                            5,903,000       5,000       (275,000)         701,000
                                            ------------    --------    -----------    -------------
Operating expenses:
      Research and development                 2,505,000          --        958,000        1,131,000
      Selling, general and administrative      8,121,000      14,000      1,169,000        2,917,000
      Amortization of intangible assets          286,000          --             --        4,356,000
                                            ------------    --------    -----------    -------------
           Total operating expenses           10,912,000      14,000      2,127,000        8,404,000
                                            ------------    --------    -----------    -------------
Income (loss) from operations                 (5,009,000)     (9,000)    (2,402,000)      (7,703,000)

Impairment of goodwill                                --          --             --     (100,193,000)
Interest and other income, net                 1,331,000          --             --               --
Interest and other expense                       (34,000)         --         10,000          (24,000)
                                            ------------    --------    -----------    -------------
      Income (loss) before income taxes       (3,712,000)     (9,000)    (2,392,000)    (107,920,000)
Income tax benefit (provision)                        --          --             --               --
                                            ------------    --------    -----------    -------------
Net income (loss)                           $ (3,712,000)   $ (9,000)   $(2,392,000)   $(107,920,000)
                                            ============    ========    ===========    =============

Pro forma net loss per share (e):
      Basic and diluted


Pro forma weighted average shares:
      Basic and diluted

                                               NINE MONTHS ENDED SEPTEMBER 30, 2000
                                          -------------------------------------------------
                                                                               PRO FORMA
                                          PATIENTCENTRIX                        COMBINED
                                           NINE MONTHS                         NINE MONTHS
                                              ENDED                               ENDED
                                           SEPTEMBER 30,     PRO FORMA         SEPTEMBER 30,
                                               2000         ADJUSTMENTS            2000
                                            -----------    -------------       ------------
Revenues:
      System sales and program services     $ 4,600,000    $          --      $  14,857,000
      Support services                               --               --          1,902,000
                                            -----------    -------------      -------------
           Total revenues                     4,600,000               --         16,759,000
                                            -----------    -------------      -------------
Cost of revenues:
      System sales and program services       2,145,000               --          7,424,000
      Support services                               --               --            546,000
                                            -----------    -------------      -------------
           Total cost of revenues             2,145,000               --          7,970,000
                                            -----------    -------------      -------------
Gross profit (loss)                           2,455,000               --          8,789,000
                                            -----------    -------------      -------------
Operating expenses:
      Research and development                  470,000               --          5,064,000
      Selling, general and administrative     1,069,000          195,000 (c)     13,485,000
      Amortization of intangible assets              --       (3,414,000)(d)      1,228,000
                                            -----------    -------------      -------------
           Total operating expenses           1,539,000       (3,219,000)        19,777,000
                                            -----------    -------------      -------------
Income (loss) from operations                   916,000        3,219,000        (10,988,000)

Impairment of goodwill                               --               --       (100,193,000)
Interest and other income, net                   24,000               --          1,355,000
Interest and other expense                       (8,000)              --            (56,000)
                                            -----------    -------------      -------------
      Income (loss) before income taxes         932,000        3,219,000       (109,882,000)
Income tax benefit (provision)                  (33,000)              --            (33,000)
                                            -----------    -------------      -------------
Net income (loss)                           $   899,000    $   3,219,000      $(109,915,000)
                                            ===========    =============      =============

Pro forma net loss per share (e):
      Basic and diluted                                                       $      (8.77)
                                                                              ============

Pro forma weighted average shares:
      Basic and diluted                                                         12,527,600
                                                                              ============


            See accompanying notes to Pro Forma Financial Information

                                 LANDACORP, INC.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)


        The following adjustments were applied to the Company's historical financial statements and those of IHD, ProMedex and PatientCentrix to arrive at the pro forma condensed combined financial information. The pro forma adjustments are preliminary, pending completion of an independent valuation, and based upon Company management's estimates and a preliminary valuation of the intangible assets acquired.

      (a) Reflects adjustments to eliminate certain liabilities, mandatorily redeemable preferred stock and equity that were not acquired by the Company.

      (b) The preliminary allocation of the purchase price, assuming the acquisitions occurred on September 30, 2000, for pro forma purposes is as follows:

                                                         IHD         PATIENTCENTRIX       PROMEDEX

      Cash paid                                   $     1,250,000   $     5,850,000   $       585,000
      Value of stock issued                                    --         2,056,000           516,000
      Value of stock options assumed                           --         2,970,000                --
      Estimated acquisition costs                              --            80,000           175,000
                                                  ---------------   ---------------   ---------------

                Total purchase price              $     1,250,000   $    10,956,000   $     1,276,000
                                                  ===============   ===============   ===============

      Net tangible assets/(liabilities)           $        45,000   $     2,157,000   $    (1,590,000)

      Intangible assets:
           Intellectual property                          165,000            88,000           100,000
           Work force                                     160,000           200,000           200,000
           Goodwill                                       880,000         7,550,000         2,566,000
                                                  ---------------   ---------------   ---------------

      Total intangible assets                           1,205,000         7,838,000         2,866,000
      Unearned compensation                                    --           961,000                --
                                                  ---------------   ---------------   ---------------

                Total purchase price allocation   $     1,250,000   $    10,956,000   $     1,276,000
                                                  ===============   ===============   ===============


      (c) To record stock-based compensation expense associated with the acquisition of PatientCentrix. Approximately $961,000 of unearned stock-based compensation related to the Company's right to repurchase 30% of the shares of the Company's Common Stock and options to purchase the Company's Common Stock issued to employees of PatientCentrix pursuant to the purchase agreement in the event of such employee's termination under certain circumstances was recorded in the period in which the PatientCentrix acquisition was consummated and is being amortized over the three years over which the repurchase rights lapse using the multiple option approach prescribed by FIN No. 28.

      (d) To record amortization of intangible assets associated with the acquisition of IHD, ProMedex and PatientCentrix as follows: acquired intellectual property totaling $353,000 over the

                                 LANDACORP, INC.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)

            estimated period of benefit of twenty-four months, acquired work force totaling $560,000 over the estimated period of benefit of sixty months, goodwill related to the acquisition of IHD totaling $880,000 over the estimated period of benefit of thirty-six months, and goodwill related to the acquisitions of ProMedex and PatientCentrix totaling $10,116,000 over the estimated period of benefit of fifteen years. The pro forma amortization adjustment related to the acquired intangible assets for the year ended December 31, 1999 and the nine months ended September 30, 2000, amounted to approximately $1,256,000 and $942,000, respectively. The pro forma negative amortization of $3,414,000 for the nine months ended September 30, 2000 is comprised of the $942,000, less the reversal of the $4,356,000 of amortization recorded on the statement of operations of ProMedex between April 15, 2000 and June 2000 at which time such goodwill was impaired.

      (e) Pro forma basic net loss per share for the year ended December 31, 1999 and the nine months ended September 30, 2000 is computed using the weighted average number of common shares outstanding, including the pro forma effects of the conversion of the Company's 6,800,000 shares of Series D preferred stock into shares of the Company's Common Stock, and the cashless exercise of the outstanding warrants to purchase 350,000 shares of the Company's common stock resulting in a net issuance of 308,000 shares of common stock, effective upon the closing of the initial public offering of the Company as if such conversion occurred on January 1, 1999. Pro forma diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potential common shares outstanding during the period if their effect is dilutive. Pro forma potential shares of common stock consist of common stock subject to repurchase and stock options. At December 31, 1999 and September 30, 2000, 3,526,000 and 3,087,000 potential common shares, respectively, are excluded from the determination of diluted net loss per share as the effect of such charges on a weighted average basis is anti-dilutive. The adjustment to historical weighted average shares outstanding result from inclusion of actual shares issued in conjunction with the consummated acquisitions, as if such shares were outstanding from January 1, 1999. In accordance with the definitive purchase agreements, 10% of the stock consideration to PatientCentrix (approximately 116,000 shares) will be held in a time-lapsing escrow account and have been excluded from the determination of the shares deemed outstanding for the purpose of computing the pro forma basic and diluted net loss per share for the year ended December 31, 1999 and have been included in the pro forma basic and diluted net loss per share for the nine months ended September 30, 2000. Additionally, approximately 30% of the PatientCentrix Purchase Shares issued to employees of PatientCentrix are subject to forfeiture in the event of such employee's termination within three years of the acquisition date. Accordingly, approximately 312,000 and 231,000 shares have been excluded from the determination of the shares deemed outstanding for the purpose of computing the pro forma basic and diluted net loss per share for the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LANDACORP, INC.

                                        /s/ STEPHEN P. KAY
                                        ----------------------------------------

                                        Stephen P. Kay, Chief Financial Officer
                                        Date: January 10, 2001

Exhibits to the Form 8-K

Exhibit Number        Description of Document
--------------        -----------------------
None